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                                  Exhibit 10.4


                       Oracle Time and Materials Contract

                          Fast Forward ERP Development

                                                                    Exhibit 10.4

                                   FASTFORWARD
                               TIME AND MATERIALS
                               ENGAGEMENT CONTRACT

Customer Name:      booktech.com
Customer Address:   603 Main Street
                    Winchester, MA 01890

This Engagement Contract ("EC") shall be governed by the terms of the RA Services Agreement dated Nov. 15, 1999 (the "Agreement") between Booktech.com ("Customer") and Oracle Corporation ("Oracle") Oracle shall provide Services under this EC only in the United States.

A.       SERVICES

       1.   Oracle Obligations

            1.1 Scope of Services
                -----------------

               Oracle will provide Services to implement the FastForward ERP Oracle Application modules, specifically General Ledger, Payables, Receivables, Purchasing, Order Entry, Inventory, Bills of Materials and Work In Process (the "Project"). The scope of Oracle's implementation services under this EC include:

               Project Planning       Present the FastForward workplan and
                                      approach to the Customer's Project staff.

               Quality Management     Implement quality assurance processes to
                                      validate that Services provided under this EC conform to the FastForward Quality
                                      Plan.

               Project Management     Implement the FastForward project
                                      infrastructure to facilitate management, tracking, reporting, and completion of
                                      Project.

               Business & Technical   Record variances between Customer's
               Analysis               existing processes and the FastForward
                                      functionality identified during
                                      application configuration and setup.

               System Design &        Implement the standard functionality for
               Configuration          the FastForward ERP applications,
                                      specifically General Ledger, Payables,
                                      Receivables, Purchasing, Order Entry,
                                      Inventory, Bills of Materials and Work In
                                      Process.

               Build Test System      Provide a maximum of fifteen person days
                                      guidance to the Customer's personnel
                                      responsible for business test planning
                                      and execution.

               Support System         Provide a maximum of five person days
               Transition             guidance to the Customer's personnel
                                      responsible for planning system migration and IT environment transition.


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    Support Production          Make production environment support assistance
                                available to Customer personnel through one financial and operations business cycle.

    Project Team Training       Customer's project team will attend Fast Forward
                                ERP applications training through Oracle
                                Education. Training classes through Oracle
                                Education are not included in this EC.


    Custom Modules              The FastForward approach does not include
                                modifications to the applications; such
                                modifications are outside the scope of this EC.

    Interfaces                  Interfaces to third party products are outside
                                the scope of this EC.

1.2 Applications for Implementation

    The following table lists the Oracle Application modules to be implemented under this EC. The implementation is planned for Release 11 of the Oracle Applications. No Oracle Consulting Services are included in this EC for the migration to future releases of Oracle Applications.

--------------------------------------------------------------------------------

REF    FastForward ERP Applications                               Versions

--------------------------------------------------------------------------------
1.     Oracle General Ledger                                           R11
--------------------------------------------------------------------------------
2.     Oracle Accounts Payable                                         R11
--------------------------------------------------------------------------------
3.     Oracle Accounts Receivable                                      R11
--------------------------------------------------------------------------------
4.     Oracle Purchasing                                               R11
--------------------------------------------------------------------------------
5.     Oracle Order Entry                                              R11
--------------------------------------------------------------------------------
6.     Oracle Inventory                                                R11
--------------------------------------------------------------------------------
7.     Oracle Bill of Materials                                        R11
--------------------------------------------------------------------------------
8.     Oracle Work in Process                                          R11
--------------------------------------------------------------------------------


1.3 Hardware and Software

    Implementation of the Oracle Applications listed in Section 1.2 above shall be on one of the platform/operating system combinations listed below (one platform/operating system must be checked prior to contract signing).

                 Sunsparc/3olwis
           -----
             X   HP 9000/HP UX
           -----
                 IBM RS 6000/AIX
           -----
                 Digital/Unix
           -----
                 Intel Platform/NT
           -----


    Customer accepts the feature set associated with the use of the platform/operating system indicated above and will ensure compatibility of all hardware, networking, and peripheral equipment that comprise the system environment.

    A minimum of three (3) separate system environments -- Test, Training, and Production will be required for the Project. Customer will be responsible for ensuring adequate hardware resources to support these technical environments.


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2.    Customer's Obligations

      The Customer acknowledges that Oracle will implement standard functions contained in the Oracle Applications, without customization. Accordingly, in order to maximize its use of such functions, the Customer may be required to tailor certain existing business processes to match standard functionality in the Oracle Applications or adopt business processes provided in the FastForward approach. In addition, Customer may be required to defer the implementation of Oracle Applications modules not listed in Section 1.2, interfaces, customizations and conversions, all of which are outside the scope of this EC.

      Customer will ensure that its Project team will participate to the level required by the Project workplan; for example, all Customer Project personnel will execute all established Project tracking procedures, such as tracking and change management.

      The Customer will provide the necessary technical environment to install the Oracle Applications by due date defined in the workplan. Customer will provide adequate systems support to the Project teams during the course of the Project. This includes, but is not limited to, providing adequate system backup, monitoring, and timing to ensure the integrity of the environments.

      Customer will ensure that Oracle consultants have reasonable access to all Customer personnel with whom the Oracle consultants require interaction to complete their assigned tasks. Customer will be responsible for coordinating the availability of these persons upon request by Oracle and within a reasonable time frame.

      All hardware selection, purchase, installation, and maintenance will be the sole responsibility of Customer. Customer is responsible for the selection, purchase, and installation of any supporting equipment such as printers, routers, network cabling, etc. Customer will ensure that hardware configurations are sufficient to support anticipated transaction volumes and data storage requirements.

      Customer will be responsible for ensuring the availability and reliability of the hardware, operating system, and network configuration prior to installion of the Oracle Applications and for the duration of the Project. Significant unavailability of computer resources could increase the fee estimate set forth in Section B.2 and/or delay the progress of the Project.

      Customer will be responsible for development of organization-specific end-user procedure manuals, as well as for documenting all new policies and procedures. Upon Customer's request, Oracle Consulting Services will provide assistance in suggesting format and content.

      Customer's project team is responsible for attending Oracle Applications classes which are offered by Oracle Education services and can be contracted separately. Customer is responsible for all end-user training, and Customer shall develop and implement a training plan that meets the requirements of the Project work plan. Oracle Education Services is available to assist Customer in developing and implementing such a plan subject to the terms of a separate agreement between Customer and Oracle Education Services.

      Before work begins under this EC, Customer shall supply converted data files in the format specified by Oracle and will ensure that the converted data files are clean (e.g. free from viruses).

      Customer will supply Oracle consultants with adequate workspace, computer resources and normal business supplies for the duration of the Project. Work space and resources include, but are not limited to, desks, PCs or terminals, telephones, modem lines, copiers, printers, facsimile machines, word processing, and spreadsheet software. In addition, Customer agrees to provide any assistance, cooperation, and information reasonably necessary to enable Oracle to provide Services.



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            Oracle's ability to provide Services as set forth in this EC is likely to be affected if Customer (including third parties working on behalf of Customer) does not complete its obligations under this EC in accordance with the dates set forth on the Project Work Plan and Timeline. Customer will promptly notify Oracle if Customer is unable to complete a task on schedule.

            Customer acknowledges that Oracle's ability to provide Services as set forth in this EC, as well as Project cost estimates and schedules, may be affected if Customer does not perform its obligations as set forth above.

      3.    Project Management

            3.1 Project Manager. Each party shall designate a Project Manager who shall work together with the other party's Project Manager to facilitate an efficient delivery of Services.

            3.2 Change Orders. Changes in scope to the FastForward ERP Project are not permitted. The parties may mutually agree to address customizations or other additional Services in a separate EC.

B.    RATES AND PAYMENTS

      1.    Rates
            For a period of one year from the Effective Date, the Services specified above shall be provided at Oracle's standard FastForward Engagement consulting rates in effect when the Services are performed. Thereafter, Oracle and Customer shall agree in good faith to rates for services performed under this EC.

            The following are Oracle's standard FastForward Engagement consulting rates based on the current US Price List as of the Effective Date of this EC:

                    FastForward Engagement Hourly Rate Table

                    Consultant Level            Hourly Rate
                    ----------------            -----------

                    Sr. VP                        $399.75
                    Group VP                      $363.00
                    Reg'l VP                      $340.50
                    Sr. Practice Director         $326.25
                    Practice Director             $296.25
                    Practice Manager              $281.25
                    Mg. Principal                 $237.00
                    Sr. Principal                 $237.00
                    Principal                     $207.75
                    Senior                        $170.25
                    Staff                         $148.50
                    Associate                     $111.00
                    Admin Assistant               $ 43.50


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      2.    Payment Type

            The Services specified above are provided on a time and materials ("T&M") basis; that is, Customer shall pay Oracle for all of the time spent performing such Services, plus materials, taxes and expenses. The estimate for Services under this EC is two hundred seventy six thousand dollars ($276,000.00). This estimate is exclusive of taxes, expenses, materials, and software and is provided for Customer's budgeting and Oracle's resource scheduling purposes. Once fees for Services reach this estimate, Oracle will cooperate with Customer to provide continuing Services on a T&M basis.

      3.    Invoicing

            All fees and expenses will be invoiced monthly and will be payable within thirty (30) days of the date of invoice. Actual reasonable travel and out-of-pocket expenses, tax, and Services provided by the Oracle Education Services group, if any, (including but not limited to Organizational Change Management Services) are not included in the rates set forth above and will be invoiced separately.

C.    ADDITIONAL TERMS

      1.    Rights to Developments

            Oracle grants Customer a perpetual, non-exclusive, non-transferable, royalty free license to use anything developed by Oracle for Customer under this EC ("Contract Property"). Oracle shall retain all copyrights, patent rights, and other intellectual property rights to the Contract Property.

      2.    Segmentation

            Customer acknowledges that the Services acquired hereunder were bid by Oracle separately from any Oracle program licenses. Customer understands that it has the right to acquire Services without acquiring any Oracle program licenses, and that Customer has the right to acquire the Services and any Oracle program licenses separately.

      3.    Warranty

            Oracle warrants that the Programs listed in Section 1.2, upon installation by Oracle as described in this EC, will comply with the following millennium compliance statement when used according to the documented instructions. The definition of compliance is the ability to:

            a. correctly handle date information before, during and after 1 January 2000, accepting date input, providing date output and performing calculation on dates or portions of dates;

            b. function according to the Documentation, during and after 1 January 2000 without changes in operation resulting from the advent of the new century, assuming correct configuration;

            c. where appropriate, respond to two digit date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner,

            d. store and provide output of date information in ways that are unambiguous as to century;

            e. manage the leap year occurring in the year 2000, following the quad-centennial rule.

            Any breach of this warranty is subject to the exclusive remedies of
            Section 5.3 of the Agreement.


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            Customer acknowledges that all data conversions and data loading are outside the scope of this EC. Customer understands that characteristics of Customer's data, procedures used to convert, format, or load Customer's data, and/or use of the Program in combination with certain hardware and/or third party software, may result in the inability of the Programs installed under this EC to operate as warranted above. Accordingly, Oracle shall have no liability whatsoever for any noncompliance with the warranty set forth above resulting from: (i) characteristics of Customer's data and/or procedures used to convert, format, or load Customer's data, and/or (ii) use of the Programs in combination with certain hardware and/or third party software unless specifically recommended by Oracle in writing.

BOOKTECH.COM:                              ORACLE CORPORATION:

Signature: /s/ Morris A. Sheppard          Signature: /s/ Renee Antao
          --------------------------                 --------------------------

Name:     Morris A. Shepard                Name: RENEE ANTAO
     -------------------------------            -------------------------------

Title: Chairman & CEO                      Title: Contracts Manager
      ------------------------------             ------------------------------

Effective Date: 8-23-99
               ---------------------


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PROJECT IDENTIFICATION ATTACHMENT

Oracle Project ID No.  300032034
                      --------------

Oracle Consulting Administrator:
      Name:      Joyce Prato
      Address:   1100 Abernathy Road, Suite 1120
                 Atlanta, GA 30328
      Telephone: (770) 351-3670
      Fax:       (770) 551-5568

Oracle Project Manager:
      Name:      Don Kisiday
      Address:   1000 Winter Street
                 Waltham, MA 02154
      Telephone: (781) 895-5215
      Fax:       (781) 684-7972

Customer Billing/Accounts Payable Contact:
      Name:      Ted Bernhardt
      Address:   605 Main Street
                 Winchester, MA 01890
      Telephone: (781) 729-6250
      Fax:       (791) 729-5936

Customer Project Manager:
      Name:      Ted Bernhardt
      Address:   605 Main Street
                 Winchester, MA 01890
      Telephone: (791)729-6250
      Fax:       (781)729-5936

Purchase Order No.
                   ----------
or
Purchase Order Exemption Acknowledgment:

Customer does not issue Purchase Orders for Services, however, Customer agrees to pay for Services performed under this EC, as specified in the EC and/or Agreement.


      /s/
      ---------------------------------
      By:
      Customer Purchasing Agent

Tax Information

    (1) Exempt (Attach Tax Exemption Form)
----
    (2) Non-exempt
----

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